Mitek Systems, Inc. Adopts Tax Benefits Preservation Plan
to Protect Valuable Tax Assets

Shareholders to vote on approval of Plan at 2019 Annual Shareholders Meeting

San Diego, California – October 23, 2018 – Mitek Systems, Inc. (“Mitek” or the “Company”) (Nasdaq: MITK), (www.miteksystems.com), a global leader in mobile capture and digital identity verification solutions, today announced that its Board of Directors (the “Board”) has adopted and the Company has entered into a tax benefits preservation plan (the “Plan”) designed to protect the value of the Company’s substantial net operating loss carryforward (“NOLs”).

As of October 23, 2018, Mitek has estimated available NOLs of $27.6 million for federal income tax purposes, and NOLs for state income tax purposes of approximately $30.1 million. Mitek’s ability to utilize its NOLs could be substantially limited if an “ownership change”, as defined under Section 382 of the Internal Revenue Code (“Section 382”), were to occur. In general, an ownership change will be considered to have occurred when the percentage of Mitek’s common stock owned by one or more 5-percent shareholders, as defined under Section 382, increases by more than 50 percentage points at any time during the prior three years. The purpose of the Plan is to deter an ownership change from being triggered under these technical rules, which will protect Mitek’s ability to utilize its valuable NOLs.

The Board adopted the Plan, which is intended to protect Mitek’s tax assets and to allow all of Mitek’s shareholders to realize the long-term value of their investment in the Company, after considering, among other matters, the estimated value of the Company’s NOLs, the potential diminution of the tax asset if an ownership change were to occur, and the risk of an ownership change occurring following recent trading activity in the Company’s shares.

The Plan is similar to those tax benefits preservation plans adopted by numerous publicly-traded companies with significant NOL tax assets seeking to protect shareholder value by preserving the Company’s ability to utilize such tax assets. The Plan is not designed to prevent any action, including any strategic transaction that the Board determines to be in the best interests of the Company and its shareholders. The Company continues to welcome constructive input from its shareholders and the Plan will ensure that the Board remains in the best position to maximize Mitek’s long-term value on behalf of all of its shareholders.

Under the Plan, at the close of business on November 2, 2018, each of Mitek’s common shareholders will receive a dividend of one right for each share of Mitek common stock held of record on that date. Each right will entitle the holder to purchase from the Company, under certain circumstances, one one-thousandth of a share of newly-created Series B Junior Participating Preferred Stock for an initial purchase price of $35.00 per one one-thousandth of a share. The dividend of the rights will not be taxable to shareholders. Furthermore, the dividend of rights under the Plan will not interfere with Mitek’s business plans, nor will it be dilutive to or affect the Company’s reported per share results.

Initially, the rights will not be exercisable and will be represented by Mitek common stock certificates. Pursuant to the Plan, the rights would become exercisable if a person or group acquires a position of 4.9% or more of Mitek’s outstanding common stock after the adoption of the Plan. The rights will also become exercisable if a person or group that already owns 4.9% or more of the Company’s common stock acquires additional shares of common stock. Mitek’s existing shareholders that beneficially own in excess of 4.9% of the common stock will be “grandfathered in” at their current ownership level. Once exercisable, all holders of rights other than the person or group triggering the rights will be entitled to purchase additional shares of the Company’s common stock at a 50% discount. Rights held by the person or group triggering the rights will become void and will not be exercisable.
The Board may redeem the rights if it determines that the NOLs have been exhausted or that the Plan is no longer in the best interest of the Company or its shareholders.

Mitek will submit the Plan to a stockholder vote at the 2019 annual meeting of shareholders. Failure to obtain stockholder approval will result in the termination of the Plan following the close of voting at such meeting. If shareholders approve the Plan, it will continue in effect until October 22, 2021.

Additional information with respect to the Plan and the related rights will be contained in a Current Report on Form 8-K that the Company will file with the Securities and Exchange Commission. The rights to be issued under the Plan are issued pursuant to a Section 382 Rights Agreement dated October 23, 2018 between Mitek and Computershare Trust Company, N.A., as rights agent, a copy of which will be filed as an exhibit to the Current Report on Form 8-K.
About Mitek

Mitek (NASDAQ:MITK) is a global leader identity verification solutions built on the latest advancements in AI and machine learning. Mitek’s identity verification solutions allow an enterprise to verify a user’s identity during a digital transaction. This enables financial institutions, payments companies and other businesses operating in highly regulated markets to mitigate financial risk and meet regulatory requirements while increasing revenue from digital channels. Mitek also reduces the friction in the users’ experience with advanced data prefill and automation of the onboarding processes. Mitek’s innovative solutions are embedded into the apps of more than 6,100 organizations and used by more than 80 million consumers. For more information, visit www.miteksystems.com or www.miteksystems.co.uk. (MITK-F)
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Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Mitek and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Mitek undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Such statements include, but are not limited to the potential value of future net operating losses to Mitek.

Factors that could cause actual results to differ materially from those contemplated in Mitek’s forward-looking statements include, among others:

•	the difficulty of degerming all of the facts relevant to IRC Section 382;

•	unreported buying and selling activity by securityholders;

•	unanticipated interruption of the IRC and related regulation; and

•
the adoption of the Plan may not prevent one or more securityholders of Mitek from, notwithstanding the dilution to such securityholder’s interest under the Plan, engaging in buying and selling activity that may have an adverse impact on Mitek’s tax attributes.

For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Mitek in general, see the risk disclosures in the Annual Report on Form 10-K of Mitek for the fiscal year ended September 30, 2017, and its quarterly reports on Form 10-Q and current reports on Form 8-K and other filings made with the SEC by Mitek, which you may obtain for free on the SEC’s website at www.sec.gov.

Mitek Contact:

Mitek Investor Contacts:
Todd Kehrli or Jim Byers
MKR Group, Inc.
mitk@mkr-group.com